Exhibit 99.1

TESSCO Reports Record Earnings of $0.56 Per Share

Quarterly Dividend of $0.10 Per Share Declared

•   3Q FY10 revenues reach $150 million

•   Operating margin continues at seven-year high of 3.2%

•   Quarterly EBITDA per share* of $1.14

•   FY10 EPS guidance raised to $1.70 to $1.85

HUNT VALLEY, Md.—(BUSINESS WIRE)— TESSCO Technologies Incorporated (Nasdaq:TESS), a leading provider of the knowledge, product and supply chain solutions needed to build, operate and use wireless networks and systems, today announced its results for the fiscal third quarter ending December 27, 2009.

“Our strong performance reflects our success at growing market share, moving into exciting new markets and products, and continuously improving the company’s productivity,” said Chairman, President and CEO Robert B. Barnhill. “We’re especially pleased to deliver our second consecutive quarter of record earnings, to continue our quarterly dividend program, and to raise guidance in what remains a difficult marketplace.

“TESSCO’s promise of delivering what you need, when and where you need it® is resonating with customers more than ever, helping us drive our top line despite the headwinds of today’s economy. Leveraging the increased demand for wireless applications, we are growing the types of customers we serve. We have also continued our focus on enhancing TESSCO’s operational productivity, by devising effective new ways to market, sell and deliver our products. These initiatives produced earnings of $1.45 per share for the first nine months of fiscal 2010, compared to $1.23 for all 12 months of fiscal 2009, our previous record.

“The converging world of wireless and internet is changing the way we live and work. TESSCO is there, configuring and delivering the knowledge plus product plus supply chain solutions required by those that build, operate, and use voice, data and video systems. With almost three decades of experience, TESSCO’s knowledge of wireless is unparalleled. We are extremely gratified by the trust our customers have placed in us, and the commitment of the TESSCO team. These two things are the foundation of our results.”

Revenues for the third quarter of fiscal 2010 totaled $149.7 million compared to $118.9 million in the 2009 third quarter. Gross profit for the 2010 third quarter was $32.8 million, or 21.9% of revenues, compared to $29.3 million, or 24.6% of revenues, in the prior-year period. The company reported net income of $2.9 million, or $0.56 per diluted share, in the third quarter of fiscal 2010, compared to $1.2 million, or $0.25 per diluted share, in the prior-year quarter.

For the nine months ended December 27, 2009, revenues totaled $391.5 million compared to $384.8 million in the first nine months of fiscal 2009. Gross profit for the first nine months of fiscal 2010 was $93.4 million, or 23.9% of revenues, compared to $94.5 million, or 24.6% of revenue, in the prior-year period. The company reported net income of $7.4 million, or $1.45 per diluted share, in the first nine months of fiscal 2010, compared to $5.5 million, or $1.06 per diluted share, in the first nine months of fiscal 2009.

As of December 27, 2009, the company’s cash balance totaled $5.5 million and there was no balance outstanding on the revolving line of credit. For the first nine months of fiscal 2010, cash flows from operations totaled $11.4 million.

Quarterly Dividend

As previously announced, TESSCO will continue its quarterly dividend program with a $0.10 per common share cash dividend payable on March 1, 2010 to holders of record on February 15, 2010.

Any future declaration of dividends, and the establishment of record and payment dates, is subject to further determinations of TESSCO’s Board of Directors.

Business Outlook

Mr. Barnhill continued, “Based on achieving $1.45 earnings per share for the first nine months of fiscal 2010, and after analyzing the new business opportunities we see on the horizon, and normal seasonal trends, we are increasing our fiscal year 2010 earnings guidance from the previous range of $1.45 - $1.70 to a range of $1.70 to $1.85 per share.”

Forecasting future results is inherently difficult for any business and actual results may differ materially from those forecasted. Moreover, the nature of our business is that TESSCO typically ships products within several days after booking orders. The lack of an order backlog makes it even more difficult to forecast future results.

Stock Buyback Program

During the third quarter of fiscal 2010, an aggregate of 24,130 shares of common stock were repurchased for an average of $14.85 per share. As of December 27, 2009, up to 60,309 shares remained available under this program for repurchase in the open market, by block purchase, or through negotiated transactions, or possibly other transactions managed by broker-dealers. Purchases are funded from working capital and/or our revolving line of credit facility. No timetable has been set for the completion of the program.

Third-Quarter-2010 Conference Call

TESSCO will hold a conference call to discuss its fiscal third-quarter-2010 results on Wednesday, January 20, 2010 at 10:00 a.m. ET. To participate in the live call by telephone, dial 866.700.6293 (domestic) or 617.213.8835 (international) and reference conference ID # 73214179. A live webcast of the conference call will also be available at: http://www.tessco.com/go/pressroom.

For those who cannot listen to the live broadcast, the webcast will be archived on TESSCO’s website. A telephone replay of the call will also be available beginning at approximately 1:00 p.m. ET on January 20 until 5:00 p.m. ET on January 27, 2010. To listen to the telephone replay, dial 888.286.8010 (domestic) or 617-801-6888 (international) and enter conference ID #63814416.

*Non-GAAP Information

EBITDA, a measure used by management to evaluate the Company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges) is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA as well as EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of EBITDA and EBITDA per share may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the Company’s diluted weighted average shares outstanding. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the Company’s loan agreements. The definition of EBITDA as used in the Company’s loan agreements is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the Company’s non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO

TESSCO Technologies (Nasdaq:TESS) is a value-added provider of the knowledge, product and supply chain solutions needed to design, build, run, maintain and use wireless systems. TESSCO is committed to delivering, fast and complete, the product needs of wireless system operators, program managers, contractors, resellers, and self-maintained utility, transportation, enterprise and government organizations. As Your Total Source® provider of mobile and fixed-wireless network infrastructure products, mobile devices and accessories, and installation, test and maintenance equipment and supplies, TESSCO assures customers of on-time availability, while streamlining their supply chain process and lowering inventories and total costs. To learn more, please visit TESSCO.com.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill and the discussion under the heading “Business Outlook”, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words “may,” “will,” “expects,” “anticipates,” “believes,” “estimates,” and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of the customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

TESSCO Technologies Incorporated

Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 27, 2009	September 27, 2009	December 28, 2008	December 27, 2009	December 28, 2008

Revenues	$149,721,200	$132,953,700	$118,943,300	$391,476,200	$384,785,300
Cost of goods sold	116,932,800	101,340,200	89,675,900	298,058,700	290,284,400
Gross profit	32,788,400	31,613,500	29,267,400	93,417,500	94,500,900
Selling, general and administrative expenses	27,939,700	27,322,300	26,868,200	81,023,400	84,660,800
Income from operations	4,848,700	4,291,200	2,399,200	12,394,100	9,840,100
Interest expense, net	90,600	76,300	213,700	276,200	516,400
Income before provision for income taxes	4,758,100	4,214,900	2,185,500	12,117,900	9,323,700
Provision for income taxes	1,850,900	1,622,400	944,100	4,706,100	3,780,900
Net income	$2,907,200	$2,592,500	$1,241,400	$7,411,800	$5,542,800

Basic earnings per share (1)	$0.59	$0.53	$0.26	$1.51	$1.10
Diluted earnings per share (1)	$0.56	$0.51	$0.25	$1.45	$1.06

(1) The Company adopted FASB Staff Position EITF 03-6-1 for Participating Securities, effective March 30, 2009, which decreased Q3 2009 basic and diluted earnings per share by less than $0.01. The impact on the first nine months of fiscal year 2009 basic and diluted EPS was $0.03.

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	December 27, 2009	March 29, 2009
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$5,510,400	$599,800
Trade accounts receivable, net	55,112,100	44,601,300
Product inventory	58,832,200	36,540,400
Deferred tax assets	4,366,700	4,366,700
Prepaid expenses and other current assets	1,580,400	2,168,500
Total current assets	125,401,800	88,276,700

Property and equipment, net	20,924,900	21,566,900
Goodwill, net	9,017,700	6,550,700
Other long-term assets	2,012,100	2,258,300
Total assets	$157,356,500	$118,652,600

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$67,123,200	$40,481,600
Payroll, benefits and taxes	8,597,800	6,494,400
Income and sales tax liabilities	4,557,600	2,908,400
Accrued expenses and other current liabilities	1,441,800	1,405,900
Revolving line of credit	—	—
Current portion of long-term debt	377,800	361,400
Total current liabilities	82,098,200	51,651,700

Deferred tax liabilities	2,416,000	2,416,000
Long-term debt, net of current portion	3,436,400	3,481,700
Other long-term liabilities	1,585,500	937,000
Total liabilities	89,536,100	58,486,400

Shareholders’ Equity:
Preferred stock	—	—
Common stock	81,400	80,100
Additional paid-in capital	36,360,800	34,503,700
Treasury stock, at cost	(42,819,400)	(42,155,700)
Retained earnings	74,307,400	67,880,900
Accumulated other comprehensive loss	(109,800)	(142,800)
Total shareholders’ equity	67,820,400	60,166,200

Total liabilities and shareholder’s equity	$157,356,500	$118,652,600

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization

(EBITDA) (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 27, 2009	September 27, 2009	December 28, 2008	December 27, 2009	December 28, 2008
Net income	$2,907,200	$2,592,500	$1,241,400	$7,411,800	$5,542,800
Add:
Provision for income taxes	1,850,900	1,622,400	944,100	4,706,100	3,780,900
Interest expense, net	90,600	76,300	213,700	276,200	516,400
Depreciation and amortization	1,061,700	983,400	1,024,300	3,086,000	3,164,900
EBITDA	$5,910,400	$5,274,600	$3,423,500	$15,480,100	$13,005,000
EBITDA per diluted share (1)	$1.14	$1.04	$0.69	$3.04	$2.50

(1) The Company adopted FASB Staff Position EITF 03-6-1 for Participating Securities, effective March 30, 2009, which decreased Q3 2009 diluted EBITDA per share by $0.01. The impact on the first nine months of fiscal year 2009 diluted EPS was $0.06.

TESSCO Technologies Incorporated

Supplemental Revenue and Gross Profit Results Summary (Unaudited)

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Quarter Ended December 27, 2009:
Commercial/Government Revenue:
Public Carriers and Network Operators	$13,710	$566	$2,884	$17,160
Resellers	18,297	78,294	1,694	98,285
Users and Governments	17,073	3,624	10,001	30,698
Total Commercial/Government Revenue	49,080	82,484	14,579	146,143
Consumer Revenue	—	3,578	—	3,578
Total Revenue	$49,080	$86,062	$14,579	$149,721

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$3,151	$142	$675	$3,968
Resellers	4,733	15,185	385	20,303
Users and Governments	4,356	1,024	1,882	7,262
Total Commercial/Government Gross Profit	12,240	16,351	2,942	31,533
Consumer Gross Profit	—	1,255	—	1,255
Total Gross Profit	$12,240	$17,606	$2,942	$32,788

Change from the Quarter Ended December 28, 2008:
Commercial/Government Revenue:
Public Carriers and Network Operators	20.9%	5.8%	(6.2)%	14.8%
Resellers	1.8%	61.7%	(32.0)%	42.6%
Users and Governments	19.4%	(3.3)%	(30.5)%	(5.4)%
Total Commercial/Government Revenue	12.5%	56.5%	(26.9)%	25.7%
Consumer Revenue	—	34.8%	—	34.8%
Total Revenue	12.5%	55.4%	(26.9)%	25.9%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	12.0%	2.2%	(1.7)%	9.0%
Resellers	(3.5)%	38.4%	(41.3)%	22.8%
Users and Governments	16.6%	(4.8)%	(45.1)%	(11.9)%
Total Commercial/Government Gross Profit	6.8%	34.2%	(38.3)%	11.0%
Consumer Gross Profit	—	47.1%	—	47.1%
Total Gross Profit	6.8%	35.0%	(38.3)%	12.0%

Change from the Quarter Ended September 27, 2009:
Commercial/Government Revenue:
Public Carriers and Network Operators	(2.1)%	5.4%	25.2%	1.9%
Resellers	(6.6)%	22.9%	(12.9)%	15.3%
Users and Governments	26.8%	3.8%	0.4%	14.1%
Total Commercial/Government Revenue	4.3%	21.8%	2.6%	13.3%
Consumer Revenue	—	(9.5)%	—	(9.5)%
Total Revenue	4.3%	20.1%	2.6%	12.6%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	(7.2)%	0.0%	15.8%	(3.7)%
Resellers	(12.5)%	13.3%	(14.3)%	5.4%
Users and Governments	15.4%	(3.2)%	(16.8)%	2.3%
Total Commercial/Government Gross Profit	(2.7)%	12.0%	(10.7)%	3.5%
Consumer Gross Profit	—	10.5%	—	10.5%
Total Gross Profit	(2.7)%	11.9%	(10.7)%	3.7%

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Nine Months Ended December 27, 2009:
Commercial/Government Revenue:
Public Carriers and Network Operators	$38,261	$1,571	$7,902	$47,734
Resellers	54,684	188,625	5,520	248,829
Users and Governments	42,984	10,347	30,820	84,151
Total Commercial/Government Revenue	135,929	200,543	44,242	380,714
Consumer Revenue	—	10,762	—	10,762
Total Revenue	$135,929	$211,305	$44,242	$391,476

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$9,224	$406	$1,934	$11,564
Resellers	15,054	40,912	1,304	57,270
Users and Governments	11,704	3,060	6,475	21,239
Total Commercial/Government Gross Profit	35,982	44,378	9,713	90,073
Consumer Gross Profit	—	3,344	—	3,344
Total Gross Profit	$35,982	$47,722	$9,713	$93,417

Change from Nine Months Ended December 28, 2008:
Commercial/Government Revenue:
Public Carriers and Network Operators	7.6%	(5.1)%	(22.0)%	0.8%
Resellers	(4.2)%	14.2%	(23.6)%	8.4%
Users and Governments	3.4%	(8.2)%	(34.0)%	(15.4)%
Total Commercial/Government Revenue	1.3%	12.6%	(30.9)%	1.2%
Consumer Revenue	—	27.3%	—	27.3%
Total Revenue	1.3%	13.3%	(30.9)%	1.7%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	1.1%	(13.2)%	(16.3)%	(2.8)%
Resellers	(3.8)%	10.4%	(30.9)%	4.9%
Users and Governments	3.5%	(13.9)%	(36.8)%	(15.4)%
Total Commercial/Government Gross Profit	(0.3)%	8.0%	(32.8)%	(1.7)%
Consumer Gross Profit	—	15.7%	—	15.7%
Total Gross Profit	(0.3)%	8.5%	(32.8)%	(1.1)%

Contacts

TESSCO Technologies Incorporated
David Young, 410-229-1380
Chief Financial Officer
young@tessco.com
or
Lippert/Heilshorn & Associates
Harriet Fried, 212-838-3777
hfried@lhai.com

Source: TESSCO Technologies Incorporated